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                                                                  Exhibit 10.8.1

                        STANDSTILL AND OPTION AGREEMENT

     This Standstill and Option Agreement is entered into this 1st day of November, 1999 by and among Rich Coast Inc. (the "Company"), Millennium Financial Group, Inc. ("Millennium") and Sovereign Partners, L.P., Dominion Capital Fund Ltd. and Canadian Advantage Limited Partnership (collectively, the "Holder").

     WHEREAS, Holder purchased $1,500,000 aggregate principal amount in 8% Convertible Debentures (the "Debentures") issued by the Company in June 1998.

     WHEREAS, Holder and the Company entered into a Registration Rights Agreement (the "Registration Agreement") in connection with Holder's purchase of the Debentures under which the Company is required to register the shares of common stock of the Company into which the Debentures are convertible.

     WHEREAS, the registration of shares as required under the Registration Agreement is not yet effective, and under the terms of that agreement the Company is incurring penalties until the registration is effective.

     WHEREAS, Millennium commits to provide $2,000,000 in funding to the Company over the next 227 days,

     WHEREAS, at the time of signing this Agreement the Company intends to enter into subscription agreements (the "Subscription Agreements") with Millennium or other third party investors to purchase shares of the Company's common stock at a price of $.20 per share for an initial aggregate investment of $350,000, and the terms of those Subscription Agreements require, among other things, that the Company enter into this Agreement with Holder.

     NOW, THEREFORE, in consideration of the foregoing and the mutual promises of the parties, the parties hereby agree as follows:

     1.   The foregoing recitals are true and incorporated herein.

     2. Holder hereby grants Millennium Financial Group, Inc. or its designee a one year option (the "Option") commencing on the date hereof to purchase the Debentures at Redemption Value, which is defined as outstanding principal plus $495,000, plus accrued interest at the rate of 8% per annum. Penalties are specifically excluded from the definition of Redemption Value. All interest, cash liquidated damages and penalties shall continue to accrue and shall follow the Debentures upon exercise of the Option. If the Option expires unexercised after the one year period and the Company has received an aggregate of $2,000,000 in funding during the period the Option was outstanding, then the Holder waives all penalties and cash liquidated damages and agrees that the Company has the right to retire the Debentures at their Redemption Value at any time up to and including the maturity date of the Debentures. If the Option expires unexercised after the one year period and the Company has not received an aggregate of $2.0 million in funding during the Option period, then the Holder does not waive penalties and cash liquidated damages and the Holder retains all rights under the Debentures with respect to such penalties ad cash liquidated damages.
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     3.  The Company agrees to pay the Holder an aggregate amount of $140,000 over the next six months, with the first payment in the amount of $35,000 due and payable upon receipt of funds from the Subscription Agreements, and additional payments of $35,000 due every 60 days thereafter until paid in full. In addition, the Company will include the shares underlying the Debentures in the Form SB-2 Registration Statement which the Company will file as soon as practicable after signing this Agreement and which will also include the Millennium shares.

     4. Holder agrees to a standstill under the Debentures for six months after the signing of this Agreement. The standstill shall apply to any action with respect to the Debentures, including but not limited to conversion of principal and/or interest to common stock and declaring the Debentures in default. If the Company receives $1,500,000 in funding by April 30, 2000, then for the six months following expiration of the standstill term, the Holder agrees to convert no more than $453,333.33 of principal into shares of the Company's common stock, and the conversion rate shall be %.50 per share. Thereafter, the remaining principal can be converted in accordance with the terms of the Debentures. Principal amount shall include accrued interest less $140,000 if paid by the Company and less any amount previously converted. If the Company does not receive $1,500,000 in funding by April 30, 2000, then the limitations on conversion will not apply, Holder retains all rights under the Debentures and this Agreement is null and void.

     5. Either Millennium or the Company can cause this Agreement to be in default (and Holder can declare it in default) if funding or payments are not within timelines specified, or the Form SB-2 is not timely filed, and not corrected within 21 days of notice of default from Meridian by certified mail. If Holder declares this Agreement in default under this paragraph, then Holder retains all rights in the Debentures that it had prior to the execution of this Agreement, and this Agreement is null and void.

     6. This Agreement may be executed in counterparts, each of which when taken together shall constitute the same document. Facsimile signatures shall be given the same force and effect as original signatures.

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     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement to be effective as of the date first written above.

                              RICH COAST INC.

                              By: /s/
                                 -----------------------
                              MILLENNIUM FINANCIAL GROUP, INC.

                              By: /s/
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                              SOVEREIGN PARTNERS L.P.

                              By: /s/
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                              DOMINION CAPITAL FUND LTD,

                              By: /s/
                                 -----------------------
                              CANADIAN ADVANTAGE LIMITED
                              PARTNERSHIP

                              By: /s/
                                 -----------------------

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